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                                   EXHIBIT 11

                            SEATTLE FILMWORKS,  INC.
                       COMPUTATION OF EARNINGS PER SHARE
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                                                           First Quarter Ended
                                                       ---------------------------
                                                       December 28,   December 30,
                                                           1996           1995
==================================================================================

COMPUTATION OF PRIMARY EARNINGS PER SHARE:
------------------------------------------

Weighted average shares outstanding                      10,835,277     10,727,024

Net effect of dilutive stock options based on the
 treasury stock method using average market price         1,048,075      1,044,679
                                                        -----------    -----------

Total shares and equivalents                             11,883,352     11,771,703
                                                        ===========    ===========

Net income                                              $ 1,356,919    $   950,711
                                                        ===========    ===========

PRIMARY EARNINGS PER SHARE                              $       .11    $       .08
                                                        ===========    ===========


COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
------------------------------------------------

Weighted average shares outstanding                      10,835,277     10,727,024

Net effect of dilutive stock options based on the
 treasury stock method using the higher of quarter-end
 market price or average market price                     1,048,075      1,044,679
                                                        -----------    -----------

Total shares and equivalents                             11,883,352     11,771,703
                                                        ===========    ===========

Net income                                              $ 1,356,919    $   950,711
                                                        ===========    ===========

FULLY DILUTED EARNINGS PER SHARE                        $       .11    $       .08
                                                        ===========    ===========
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